UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2007

ADVANCE NANOTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	011-15499	20-1614256
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(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Lexington Avenue, 29th Floor, New York, NY	10022
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(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 583-0080

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 1, 2007, Advance Nanotech, Inc. (the “Company”) announced that it has issued a Special Letter to Shareholders, signed by Executive Chairman Magnus Gittins and CEO Antonio Goncalves. In addition to reporting on the current status of the Company, the letter offers management’s perspective on the Company’s future growth outlook. The following is the text of the letter:

Dear Shareholder,

The year 2006 was transformational for Advance Nanotech. It was a year in which the Company launched its first product and generated both product and service revenues for the first time while garnering verbal validation and recognition from major government agencies and industry leaders. In addition, the Company made several high profile executive and board level appointments.

Our accomplishments in 2006, as summarized below, lay a solid foundation for growth in 2007. In order to understand where we hope to go, it will help to understand where we have been.

With respect to where we have been, the most important news is what we reported recently in our financial reports for the fourth quarter and fiscal year 2006. During that year, Advance Nanotech made the transition from a development stage company to a company with product sales and revenues. Two products from our pipeline went on the market:

➢
The TouristTM, produced by Owlstone Nanotechnology (a subsidiary of the Company), is a revolutionary micro-machined gas sensor. Following its successful launch, the TouristTM quickly developed a customer base across the defense and industrial process control industries. The Owlstone sensor technology, based on field asymmetric ion mass spectrometry (FAIMS), offers a combination of small size, sensitivity, portability, ruggedness, low power use and (in LonestarTM) wireless networking that is unmatched by competing products. The potential technology applications of the Owlstone product are virtually limitless, ranging from subways, airports and urban battlefield environments to homes, hospitals laboratories and industrial process manufacturing.

➢
The EnxureTM magnetic tagging system from Singular ID, in which Advance Nanotech has an 11.45% stake. In late 2006, Singular ID received repeat orders from Sanden International (Singapore) Pte Ltd for their entire compressor production over a twelve month period. Singular ID also was awarded ZDNet Asia's Breakthrough Award for its innovative technology to solve the pervasive crime of counterfeiting.

We began recording revenue from the TouristTM - which will soon be followed by the more powerful LonestarTM - in July 2007, and realized just over $560,000 for the full year (Singular ID’s revenues from the EnxureTM product, are excluded from Advance Nanotech results because of Advance Nanotech’s minority ownership status).

During 2006, we revised Advance Nanotech’s operating structure into two units, Advance Homeland Security and Advance Display Technologies, to sharpen the Company’s focus in developing new products and identifying markets for them. This structure has provided a clear focus on our core competencies and will have a continued positive impact on our results going forward.

Advance Nanotech’s growth strategy depends not just on new technologies but on new market opportunities and expanded capital resources as well. Much of the management team’s work in recent months has been directed toward strengthening the Company in these areas.

In March 2007, we made two appointments that added crucial marketing and financing experience and expertise to the Company. One was the naming of Paul S. Miller as special advisor to the CEO of Advance Nanotech and non-executive chairman of Advance Homeland Security, one of the Company’s two operating units. The other was the appointment of Douglas Zorn to Advance Nanotech’s Board of Directors.

Mr. Miller, former executive vice president and general counsel of Pfizer Inc., brings prodigious management experience and invaluable knowledge regarding the potential applications of nanotechnology in healthcare. Mr. Zorn, who has raised over $500 million in private and public equity over his 30-year career as a founder and financier of technology companies, will benefit the Company through both his business-building expertise and his connections within the finance community. He is the first of several independent outside directors that the Company plans to appoint in the near future.

To sum up the topic of where we’ve been, we would say that Advance Nanotech has built up a formidable combination of people and products. As to where we’re going, the short and sweet answer is upward. In the near term - this calendar year - we currently expect our consolidated revenues to total $4 million in 2007 (a number that we may surpass given additional capital to increase production capacity) although we anticipate recording a net loss for the year.

More game-changing technology is on the horizon. For example, in 2006, Advance Nanotech’s BiMAT technology, a field deployable bio-sensor being developed to rapidly identify infectious diseases, was selected to participate in FLUTEST, a $37.7 million European Commission supported program for the improved diagnosis and early warning systems for Avian Influenza, commonly referred to as "bird flu”. Participation from the European Commission has significantly shortened BiMAT's time-to-market.

Over the next 24 months, we hope to see the first revenue from one of our most significant products, a “nanodiamond” field emission display (FED) that offers a quantum leap in efficiency and cost-effectiveness over existing technologies such as LCDs and cathode-ray tubes.

In short, you can expect plenty of exciting news in 2007 and beyond. Advance Nanotech’s management is committed to delivering shareholder value through technologies that produce high-margin revenues. We believe our business model -- partnering with leading university research labs and focusing our energy on bringing their ideas to market - draws the maximum return from our skills and capital. The activity of the past year gives just a hint of what we believe is to come, in a future time frame measured not by years but by months.

We look forward to continuing to serve you, our shareholders, in 2007 and thank you for your valued support and loyalty.

Sincerely,
Magnus Gittins	Tony Goncalves
Executive Chairman	Chief Executive Officer

The Company's press release is attached as Exhibit 99.1 to this Form 8-K. The information set forth in this Form 8-K and the attached exhibit is being furnished to and not filed with the Securities and Exchange Commission and shall not be deemed to be incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is included as part of this report:

(d) Exhibits.

No.	Description
99.1	Press release dated May 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE NANOTECH, INC.

By:	/s/ Antonio Goncalves, Jr.
Antonio Goncalves, Jr. Chief Executive Officer
Dated: May 1, 2007

EXHIBIT LIST
No.	Description
99.1	Press release dated May 1, 2007.

End of Filing